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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                           Golden Energy Marine Corp.
             (Exact name of registrant as specified in its charter)


     Republic of the Marshall Islands                        4412                                      N/A
     (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                  Identification No.)
        Golden Energy Marine Corp.                                                             Seward & Kissel LLP
        Attention: Dale Ploughman                                                         Attention: Gary J. Wolfe, Esq.
              2 Gamma Street                                                                  One Battery Park Plaza
      167 77 Elliniko, Athens Greece                                                         New York, New York 10004
          (011)(30) 210 894-5110                                                                 (212) 574-1200
     (Name, address and telephone number                                                  (Address and telephone number of
Registrant's principal executive offices)                                                     of agent for service)
                                                      -----------------------

                                                           Copies to:
           Gary J. Wolfe, Esq.                                                             William J. Whelan, III, Esq.
         Robert E. Lustrin, Esq.                                                           Cravath, Swaine & Moore LLP
           Seward & Kissel LLP                                                                   Worldwide Plaza
          One Battery Park Plaza                                                                825 Eighth Avenue
       New York, New York 10004                                                             New York, New York 10019
    (212) 574-1200 (telephone number)                                                   (212) 474-1000 (telephone number)
    (212) 480-8421 (facsimile number)                                                   (212) 474-3700 (facsimile number)
                                                      -----------------------


                  Approximate date of commencement of proposed
              sale to the public: Not applicable.
                             -----------------------

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            -------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On July 11, 2005, Golden Energy Marine Corp., a Marshall Islands corporation (the "Company"), filed a registration statement on Form F-1 (Registration No. 33-126499) which became effective on October 5, 2005 (the "Registration Statement") in connection with the Company's initial public offering of common stock (the "Offering"). Pursuant to the Registration Statement, the Company registered an aggregate of 8,625,000 shares of the Company's common stock, par value $0.01 (the "Shares").

The Company determined not to proceed with the Offering and none of the Shares were sold pursuant to the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister all of the Shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-l and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on March 2, 2006.


                                        GOLDEN ENERGY MARINE CORP.

                                        By:    /s/ Dale P. Ploughman
                                               --------------------------------
                                               Name: Dale P. Ploughman
                                               Title: Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Kathleen K. Clarke his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 2, 2006 in the capacities indicated.


         Signature                           Title
         ---------                           -----


/s/ Dale P. Ploughman              Director, Chief Executive Officer
---------------------              (Principal Executive Officer)
    Dale P. Ploughman

/s/ Kostas Koutsoubelis            Director and Chairman
---------------------
    Kostas Koutsoubelis


/s/ Alex Papageorgiou              Chief Financial Officer
---------------------              (Principal Financial Officer and Principal
    Alex Papageorgiou              Accounting Officer)


Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of America, has signed this registration statement in the City of Newark, State of Delaware, on March 2, 2006.

PUGLISI & ASSOCIATES

By: /s/ Gregory F. Lavelle
-----------------------------------------------------
    Name:  Gregory F. Lavelle
    Authorized Representative in the United States